Exhibit 10.15(c)

FIRST AMENDMENT

TO THE AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This First Amendment to the Amended and Restated Receivables Purchase Agreement (“Amendment”) is executed as of this 12th day of December, 2007, by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), and COMPUCREDIT FUNDING CORP. III, a Nevada corporation (“CFC”).

WITNESSETH:

WHEREAS, CompuCredit and CFC executed the Amended and Restated Receivables Purchase Agreement, dated as of January 3, 2005, as amended and restated as of March 10, 2006 (as amended, the “Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Agreement on the terms and conditions hereinafter set forth:

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendment

1.1 Section 9.01. Section 9.01 is hereby amended by deleting that paragraph in its entirety and substituting the following paragraph in its place:

This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by CFC and CompuCredit in accordance with this Section 9.01. This Agreement may be amended from time to time by CFC and CompuCredit (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of CompuCredit or CFC. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. Additionally, the amendment provisions set forth in this Section 9.01 shall not apply to delete and substitute a new Schedule I provided that CompuCredit delivers notice of such substitution to CFC on or prior to the effective date of such substitution.

1.2 Schedule I to the Agreement. The current Schedule I to the Agreement is deleted and the schedule attached hereto as Schedule I is substituted in its place.

SECTION 2. Miscellaneous

2.1 Ratification. As amended hereby, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3 Governing Law; Parties; Severability. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT

REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

2.4 Effectiveness. This Amendment shall be effective as of the date first above written.

2.5 Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

2.6 Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, CompuCredit and CFC have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT CORPORATION

By:	/s/ Richard W. Gilbert
Name:	Richard W. Gilbert
Title:	COO

COMPUCREDIT FUNDING CORP. III

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Director